UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 18, 2020

ATHENE HOLDING LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-37963	98-0630022
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
96 Pitts Bay Road
Pembroke, HM 08, Bermuda
(441) 279-8400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common shares, par value $0.001 per share	ATH	New York Stock Exchange

Depositary Shares, each representing a 1/1,000th interest in a
6.35% Fixed-to-Floating Rate Perpetual Non-Cumulative Preference Share, Series A	ATHPrA	New York Stock Exchange

Depositary Shares, each representing a 1/1,000th interest in a
5.625% Fixed Rate Perpetual Non-Cumulative Preference Share, Series B	ATHPrB	New York Stock Exchange

Depositary Shares, each representing a 1/1,000th interest in a
6.375% Fixed Rate Reset Perpetual Non-Cumulative Preference Share, Series C	ATHPrC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01        Entry into a Definitive Material Agreement.

On June 18, 2020, Athene Life Re Ltd. (“ALRe”), a wholly owned subsidiary of Athene Holding Ltd. (the “Company”), entered into a coinsurance agreement with Jackson National Life Insurance Company (“JNL”), effective as of June 1, 2020 (the “Coinsurance Agreement”), pursuant to which ALRe reinsured a 100% quota share of a block of fixed annuity and fixed indexed annuity liabilities (the “Reinsured Business”) from JNL on a funds withheld coinsurance basis. The aggregate ceded statutory reserves subject to the Coinsurance Agreement as of June 1, 2020 were approximately $26.7 billion. In connection with the transactions contemplated by the Coinsurance Agreement, JNL received a ceding commission of approximately $1.25 billion. ALRe will provide collateral to JNL through a combination of assets withheld by JNL, assets maintained in a trust account for the benefit of JNL and one or more letters of credit. In connection with the transactions contemplated by the Coinsurance Agreement, including the redeployment of the investment portfolio supporting the Reinsured Business, and the purchase of the Shares (as defined below), approximately $1.2 billion of capital in the aggregate is expected to be deployed over the next twelve to eighteen months. Approximately 63% of the total deployed capital will be funded by third-party investors in Athene Co-Invest Reinsurance Affiliate 1A Ltd., a subsidiary of the Company (“ACRA”), and approximately 37% will be funded by the Company on a stand-alone basis. The relative share of the total deployed capital will be funded in accordance with the terms of the Master Framework Agreement, dated as of September 11, 2019, between ALRe and ACRA.

Pursuant to the Coinsurance Agreement, JNL will receive a fee to continue to service and administer the annuities comprising the Reinsured Business. In addition, the Coinsurance Agreement contains customary representations and warranties and indemnification provisions and certain limited recapture and termination rights based on specified triggers, including capital levels and tax events.

Item 8.01        Other Events.

In connection with the transactions contemplated by the Coinsurance Agreement, ALRe has agreed to acquire from Brooke (Holdco 1), Inc., an indirect, wholly owned subsidiary of Prudential plc and the indirect parent of JNL (“Brooke HoldCo”), 87 newly issued shares of Class A common stock, par value $0.01 per share, of Brooke HoldCo (the “Class A Shares”) and 13 newly issued shares of Class B common stock, par value $0.01 per share, of Brooke HoldCo (the “Class B Shares” and, together with the Class A Shares, the “Shares”) for an aggregate purchase price of $500 million. The closing of the acquisition of the Shares (the “Equity Investment Closing”) is subject to customary closing conditions, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. At the Equity Investment Closing, the Shares will represent an 11.1% equity interest in Brooke HoldCo and 9.9% of the aggregate voting power of the Brooke HoldCo common stock, and the Company and the third-party investors in ACRA are expected to own economic interests in such shares in accordance with their ownership percentages of ACRA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHENE HOLDING LTD.

Date: June 18, 2020	/s/ John L. Golden
John L. Golden
Executive Vice President and General Counsel